UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

In May of 2008, Lumera Corporation (the “Company”) discontinued operations relating to Plexera Bioscience, LLC (“Plexera”) that was previously presented as a separate reportable segment for accounting purposes. Due to this change, the Company is required to provide updated disclosures required by Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), Accounting for the Impairment or Disposal of Long-Lived Assets, including Items 6 (Selected Financial Data), 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), 8 (Financial Statements and Supplementary Data), and 15 (Exhibits and Financial Statement Schedules) of our Annual Report on Form 10-K for the year ended December 31, 2007.

The disposal of assets which constitute a component of an entity must be accounted for as discontinued operations; accordingly, the assets and liabilities of Plexera have been segregated in the accompanying consolidated balance sheet and classified as assets held for sale and current liabilities of disposal group held for sale. As a matter of convenience, we have provided a complete restatement of the updated items, incorporating the necessary changes. Accordingly, the Company has included as exhibits to this current report on Form 8-K updated consolidated financial statements and accompanying footnotes, selected financial data and management’s discussion and analysis of financial condition and results of operations, which have all been restated to reflect Plexera as a discontinued operation. All other items of the Annual Report on Form 10-K for the year ended December 31, 2007 remain unchanged. Please refer to the Company’s quarterly report on Form 10-Q and current reports on Form 8-K for periods subsequent to December 31, 2007 for further information.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Revised Selected Financial Data
99.2	Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Revised Consolidated Financial Statements and Supplementary Data
99.4	Controls and Procedures

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter J. Biere
Name:	Peter J. Biere
Title:	Sr. Vice President, Chief Financial Officer and Treasurer

Date: September 5, 2008

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Revised Selected Financial Data
99.2	Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Revised Consolidated Financial Statements and Supplementary Data
99.4	Controls and Procedures